                                                                  Exhibit 10.3.6

                            SETTLEMENT AGREEMENT AND
                            AMENDMENT NO. 2 TO POWER
                            PURCHASE CONTRACT BETWEEN
                          HEBER GEOTHERMAL COMPANY AND
                       SOUTHERN CALIFORNIA EDISON COMPANY

         1. PARTIES

         The Parties to this Settlement Agreement and Amendment No. 2
("Amendment") to the Power Purchase and Sales Agreement ("Agreement"); are Heber
Geothermal Company, a California partnership, hereinafter referred to as "HGC"
or "Seller", and Southern California Edison Company, a California corporation, hereinafter referred to as "Edison," hereinafter sometimes referred to individually as "Party" and collectively as "Parties."

         2. RECITALS

         This Amendment No. 2 is made with reference to the following facts, among others:

         2.1 On August 26, 1983, Edison and Chevron U.S.A., Inc. executed the
Agreement to provide the terms and conditions for the sale by Chevron and purchase by Edison of Capacity and Energy delivered to the Point of
Interconnection from a 47 MW (net) electrical generating facility located at
Heber, California utilizing geothermal steam as the prime mover energy source.

         2.2 On August 26, 1983, Chevron assigned and HGC assumed Chevron's right, title and interest in the Agreement between Chevron and Edison, dated
August 26, 1983.

         2.3 On December 11, 1984, the Parties executed Amendment No. 1 to the
Agreement.

         2.4 In June 1993, a dispute arose between the Parties regarding
Seller's ability to deliver Capacity in accordance with the terms and conditions of the Agreement. On September 10, 1992, HGC performed a Capacity demonstration in accordance with Edison's procedures. HGC performed the demonstration under protest, as HGC contested Edison's right to request such demonstration. In a letter dated June 10, 1993, Edison informed HGC that, based on the results of the September 1992 demonstration, HGC's Capacity was reduced from 47 MW to 40
MW. Beginning in June 1993, and continuing to the present, Edison has calculated
HGC's capacity payment based on a capacity of 40 MW. Edison also requested HGC to repay $2,967,037.37 in capacity payments resulting from the capacity deration. On July 14, 1993, HGC performed a second capacity demonstration, which showed that the plant could generate 45 MW.

         2.5 In March 1995, the Parties reached agreement on principles to resolve the dispute. These principles include the obligation of Seller to repay any capacity overpayments and Edison to adjust Statements of Energy Purchased pursuant to this Amendment.

         2.6 The Parties desire to amend the Power Purchase and Sales Agreement to (i) reduce the Capacity from 47 MW to 45 MW, (ii) clarify the circumstances leading to performance of a Capacity demonstration, (iii) set forth the protocol for and

consequences of such demonstration, and (iv) modify certain aspects of the probation and deration provisions of this Agreement.

         3. AGREEMENT

         Therefore, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

         3.1 Edison hereby relinquishes its claims that (i) HGC's Capacity should be derated from 47,000 kW to 40,000 kW, and (ii) HGC must repay to Edison
$2,967,037.37 in unearned capacity payments plus interest.

         3.2 The Parties agree that HGC's Capacity shall be 45,000 kW, effective as of May 1, 1993.

         3.3 HGC agrees that it owes Edison $926,310.86 in unearned Capacity
Payments and interest resulting from the Capacity reduction set forth in Section
3.2, above. Edison agrees that it owes HGC $764,856.96, representing the
Capacity payments which HGC would have earned based on a Capacity of 45,000 kW effective as of May 1, 1993. The net difference of these amounts owed is
$161,453.90 which Edison shall offset against HGC's power purchase payment for the first full payment and billing cycle following execution of this Amendment in full satisfaction of all amounts owed as described in this Section.

         3.4 Mutual Releases

         3.4.1 Edison, on behalf of itself and each of its successors and assigns by operation of law or otherwise hereby releases and discharges HGC, its proprietors, parents, subsidiaries, partners, partnerships, limited partnerships, limited partners, affiliates, related entities, agents, attorneys, employees, successors and assigns by operation of law or otherwise, and each of them from any and all rights, claims, causes of action, damages, liabilities, losses, and costs, whether known or unknown, Edison may ever have had, may now have, or may hereafter acquire against HGC arising out of, relating to or in connection with the dispute described in Recital 2.4.

         3.4.2 HGC, on behalf of itself and each of its successors and assigns by operation of law or otherwise hereby releases and discharges Edison, its proprietors, parents, subsidiaries, partners, partnerships, limited partnerships, limited partners, affiliates, related entities, agents, attorneys, employees, successors and assigns by operation of law, or otherwise, and each of them from any and all rights, claims, causes of action, damages, liabilities, losses, and costs, whether known or unknown, HGC may ever have had, may now have, or may hereafter acquire against Edison arising out of, relating to or in connection with the dispute described in Recital 2.4.

         3.5 The Agreement is hereby amended as follows:

         3.5.1 Replace Section 3.6 to read in its entirety as follows:

         "3.6 Capacity: 45,000 kW, which is dedicated to Edison and shall be made available to Edison at the Point of Interconnection."

         3.5.2 Replace Section 12.2 to read in its entirety as follows:

         "12.2 If Seller fails to meet the performance requirements specified in
Section 15 and is placed on probation, Edison shall have the right, at its sole discretion, to require the Seller to demonstrate the ability of the Project to generate Capacity during each peak hour of one peak day during the probationary period. The Seller shall, at its expense, conduct such demonstration at a time mutually agreed upon by the Parties. Such agreement shall not be unreasonably withheld. The demonstration shall be conducted in accordance with the annual firm capacity demonstration test procedures attached hereto as Exhibit I."

         3.5.3 Replace Section 13.2 to read in its entirety as follows:

         "13.2 Seller shall sell to Edison, and Edison shall purchase from
Seller, Capacity as specified in Sections 3.6 or as adjusted pursuant to Section
13.3."

         3.5.4 Replace Section 13.3 to read in its entirety as follows:

         "13.3 Seller may reduce the amount of Capacity at any time by giving written notice thereof to Edison pursuant to Section 4.4. Edison may reduce the amount of Capacity as a result of a demonstration test pursuant to Section 12.2.
The amount by which Capacity is reduced shall be deemed a reduction in Capacity pursuant to Section 4. Either Party may request the other Party to agree in writing to a new Capacity whenever it appears that Capacity has changed.

         3.5.5 Replace Section 15.4.1.2 to read in its entirety as follows:

         "15.4.1.2 If Seller is placed on probation, Edison shall remove Seller from probation and reinstate Seller's Capacity and regular capacity payments in the following events:

         (a) Edison requires Seller to perform a capacity demonstration pursuant to Section 12.2 and Seller demonstrates that it can generate Capacity; or

         (b) Edison does not require Seller to perform a capacity demonstration and Seller meets the minimum performance requirements as set forth in Section
15.2.2.2 during the probationary period."

         3.5.6 Replace Section 15.4.1.3 to read in its entirety as follows:

         "15.4.1.3 If Seller is placed on probation, Edison shall derate
Seller's Capacity in the following events:

         (a) Edison requires Seller to perform a capacity demonstration pursuant to Section 12.2 and Seller fails to demonstrate that it can generate Capacity, then Edison shall derate the Capacity to the lowest level generated by Seller and recorded by IID during any hour over the test period; or (b) Edison does not require Seller to perform a capacity demonstration and Seller fails to meet the minimum performance requirements as set forth in Section 15.2.2.2 during the probationary period, then Edison shall derate the Capacity to the greater of the
Capacity actually made available when the minimum requirements stated in Section
15.2.2.2 were not met, or the Capacity at which Seller is reasonably likely to meet the minimum requirements. In either case, the quantity by which the Capacity is reduced shall be considered terminated without prescribed notice as provided in Section 4.4.

         4. SUCCESSORS AND ASSIGNS

         Each Party agrees that this Agreement shall be binding on its respective successors and assigns. The Parties further agree that the Agreement shall remain fully effective even if the facts and assumptions upon which the parties are currently acting turn out to be different from what they now believe them to be.

         5. PRIOR CORRESPONDENCE

         The parties agree that this Amendment sets forth the entire agreement and understanding of the Parties concerning the subject matter of this
Amendment, and that in entering into this Amendment, the Parties have not relied on any promises or representations that are not specifically described in this
Amendment.

         6. ACCEPTANCE OF TERMS

         By the signatures below, both Parties confirm the acceptance of and the effectiveness of the terms and conditions set forth above.

         7. OTHER PROVISIONS

         Except as specifically set forth in this Amendment all other provisions of the Agreement are unchanged and unaffected.

         8. EFFECTIVE DATE

         This Amendment No. 2 shall be effective as of May 1, 1993, with regard to the change in Contract Capacity from 47 MW to 45 MW. All other provisions of this Amendment No. 2 shall be effective as of April 30, 1995.

         9. SIGNATURE CLAUSE

         This Amendment No. 2 is executed in two originals. The signatories hereto represent that they have been duly authorized to enter into this
Amendment No. 2 on behalf of the Party for whom they sign.

                                    SOUTHERN CALIFORNIA EDISON COMPANY

                                    By: /s/ Harold B. Ray
                                       -----------------------------------------
                                    Name: Harold B. Ray
                                         ---------------------------------------
                                    Title: Executive Vice President
                                          --------------------------------------
                                    Date:  August 7, 1995
                                           --------------

                                    HEBER GEOTHERMAL COMPANY, A PARTNERSHIP
                                    ERC ENERGY, INC.
                                    PARTNER

                                    By: /s/ John F. Walter
                                       -----------------------------------------
                                    Name: Dr. John F. Walter
                                         ---------------------------------------
                                    Title: Vice President
                                          --------------------------------------

                                    Date:
                                         ---------------------------------------

                                    CENTENNIAL GEOTHERMAL, INC., PARTNER

                                    By: /s/ F. Neil Smith
                                       -----------------------------------------
                                    Name: F. Neil Smith
                                         ---------------------------------------
                                    Title: President
                                          --------------------------------------
                                    Date:
                                         ---------------------------------------